UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  SCHEDULE 13D

                    Under the Securities Exchange Act of 1934
                             (Amendment No. ______)*

                          Life Medical Sciences, Inc.
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                                (Name of Issuer)

                     Common Stock, par value $.001 per share
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                         (Title of Class of Securities)

                                   53215M 101
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                                 (CUSIP Number)

                               Irwin M. Rosenthal
Rubin Baum Levin Constant & Friedman, 30 Rockefeller Plaza, New York, NY 10112
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(Name, Address and Telephone Number of Person Authorized to Receive Notices and
                                Communications)

                                 March 21, 1995
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             (Date of Event which Requires Filing of this Statement)


If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box |_|.

Check the following box if a fee is being paid with the statement |X|. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).


                                Page 1 of 9 pages

                                  SCHEDULE 13D

CUSIP NO. 53215M 101                                          Page 2 of 9 Pages
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1     NAME OF REPORTING PERSON
      S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSONS
      Irwin M. Rosenthal
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2     CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*                 (a)  |_|
                                                                        (b)  |X|

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3     SEC USE ONLY

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4     SOURCE OF FUNDS*
      PF
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5     CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO
      ITEMS 2(d) or 2(e)                                                     |_|

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6     CITIZENSHIP OR PLACE OF ORGANIZATION

      United States
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        NUMBER OF       7     SOLE VOTING POWER   151,804 shares of Common Stock
         SHARES               (includes 50,000 shares underlying currently
      BENEFICIALLY            exercisable options, and 34,000 shares held of
        OWNED BY              record by the reporting person but pledged as
          EACH                security for a loan)
        REPORTING      ---------------------------------------------------------
          PERSON       8     SHARED VOTING POWER 857,500 shares of Common Stock
           WITH              (represents shares owned of record by Magar Inc., a
                             company of which the reporting person is an
                             officer, director and principal stock holder)
                       ---------------------------------------------------------
                       9     SOLE DISPOSITIVE POWER 151,804 shares of Common
                             Stock (includes 50,000 shares underlying currently
                             exercisable options, and 34,000 shares held of
                             record by the reporting person but pledged as
                             security for a loan)
                       ---------------------------------------------------------
                       10    SHARED DISPOSITIVE POWER 857,500 shares of Common
                             Stock (represents shares owned of record by Magar
                             Inc., a company of which the reporting person is an
                             officer, director and principal stockholder)
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11    AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
      1,009,304
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12    CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (9) EXCLUDES CERTAIN SHARES*  |_|

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13    PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11) 23.2%
      Based upon 4,308,695 shares of Common Stock outstanding, plus an additional 50,000 shares underlying currently exercisable options owned by the reporting person.

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14    TYPE OF REPORTING PERSON*
                                       IN
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                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

    INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7 (INCLUDING
            EXHIBITS) OF THE SCHEDULE AND THE SIGNATURE ATTESTATION.

                                                               Page 3 of 9 pages


            Irwin M. Rosenthal has been a principal stockholder, officer and director of Life Medical Sciences, Inc. since its inception and has filed a Statement on Schedule 13G dated February 10, 1993, as amended by Amendment No. 1 thereto dated May 19, 1994 and Amendment No. 2 thereto dated February 14, 1995, reflecting his stock ownership in Life Medical Sciences, Inc. prior to the date of the event requiring the filing of this Statement.

Item 1.  Security and Issuer.

            This statement relates to the Common Stock, par value $.001 per share (the "Common Stock"), of Life Medical Sciences, Inc., a Delaware corporation (the "Company"). The address of the Company's principal executive office is 214 Carnegie Center, Princeton, New Jersey 08540

Item 2.  Identity and Background.

            (a) This statement is filed by Irwin M. Rosenthal (the "Reporting Person").

            (b) The principal business address of the Reporting Person is c/o Rubin Baum Levin Constant & Friedman, 30 Rockefeller Plaza, New York, New York 10112.

            (c) The present principal occupation of the Reporting Person is an attorney at the law firm of Rubin Baum Levin Constant & Friedman.

                                                               Page 4 of 9 pages


            (d) During the last five years the Reporting Person has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

            (e) During the last five years the Reporting Person has not been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which proceeding the Reporting Person was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, Federal or state securities laws or finding any violation with respect to such laws.

            (f) The Reporting Person is a citizen of the United States.

Item 3.  Source and Amount of Funds or Other Consideration.

            78,915 shares of Common Stock were issued by the Company in a private transaction to the Reporting Person on February 23, 1995 in consideration for the cancellation by the Reporting Person of indebtedness of the Company to the Reporting Person in the aggregate amount of approximately $177,600 (including principal and accrued interest) (the "Loan Conversion"). The cancelled indebtedness was originally provided from the Reporting Person's personal funds. On February 23, 1995, 11,111 shares of Common Stock were sold by the Reporting Person in a private transaction to an unrelated third party. The option to purchase

                                                               Page 5 of 9 pages


50,000 shares was granted under the Company's 1992 Stock Option Plan (as amended). See Item 5(a). The shares owned of record by Magar Inc. were purchased using Magar Inc.'s working capital.

Item 4. Purpose of Transaction.

            The Reporting Person's purpose in effecting the Loan Conversion was to increase his equity interest in the Company while at the same time strengthening the Company's financial position.

            The Reporting Person intends to review his investment in the Company on a continuing basis and, depending on various factors, including the Company's business affairs and financial position, the price levels of the Company's securities, conditions in the securities markets and general economic and industry conditions, the Reporting Person will take such actions with respect to his investment in the Company as he deems appropriate in light of the circumstances existing from time to time. Such actions may include the acquisition of additional securities through open market and privately negotiated transactions. The Reporting Person may, and reserves the right to, sell some or all of his holdings in the open market or in privately negotiated transactions to one or more purchasers. Except as disclosed in this Item 4, the Reporting Person has no current plans or proposals which relate to or would result in any of the events

                                                               Page 6 of 9 pages


described in Items (a) through (j) of the general instructions to Item 4 of
Schedule 13D.

Item 5. Interest in Securities of the Issuer.

            (a) See the responses set forth in Items 11 and 13 on page 2 for information relating to beneficial ownership of Common Stock of the Company by the Reporting Person. Of the shares listed therein, 50,000 shares are subject to issuance upon exercise of options granted to the Reporting Person under the Company's 1992 Stock Option Plan (as amended) on March 21, 1995. Such options are fully vested and currently exercisable at a per share price of $2.63, the last sale price on the date of grant, and expire in March 2000.

            (b) See the responses set forth in Items 7,8,9, and 10 on page 2 for information relating to the Reporting Person's power to vote and dispose of the shares of Common Stock.

      Magar Inc. has its principal place of business at 616 Washington Court, Guilderland, New York 12084. Magar Inc. is a private investment firm. The officers and directors and principal stockholders of Magar Inc. include the Reporting Person, Herbert Moskowitz, an executive officer of Life Medical Sciences, Inc., a publicly traded company engaged in research and development of technologies for use in medical applications (located at 214 Carnegie Center, Princeton, New Jersey 08540) and an officer and/or director of other public and private com-

                                                               Page 7 of 9 pages


panies, and Martin D. Fife who is the Chairman of the Board of Magar Inc. and an officer and/or director of public and private companies.

            To the knowledge of the Reporting Person none of these persons has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the last five years and none of these persons, during the last five years, has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which proceeding was or is subject to a judgement, decree or final order enjoining future violations of, or prohibiting mandatory activities subject to, Federal or state securities laws or finding any violation with respect to such laws. Magar Inc. is organized under the laws of Delaware. Each of the individuals referred to above is a citizen of the United States.

            (c) Except as otherwise described herein, the Reporting Person has not effected any transactions in the Common Stock during the sixty days prior to the date hereof. The effective price per share of the Common stock issued in connection with the Loan Conversion was $2.25.

            (d) The Reporting Person has pledged to an individual 34,000 shares of Common Stock as security for a loan to the Reporting Person from such individual. In the event of default on the loan, such individual shall have the right to vote and/or dispose of such shares. Except for such pledge, no person other

                                                               Page 8 of 9 pages


than the Reporting Person is known to have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sales of the shares of any securities held of record by the Reporting Person.

            The Reporting Person, Herbert Moskowitz and Martin D. Fife each has a right to receive certain percentages of dividends with respect to, and proceeds from the sale of, shares of Common Stock of the Company held by Magar Inc. to the extent such amounts constitute profits of Magar Inc.

            During January 1994, Magar Inc. borrowed funds from National Westminster Bank USA (the "Bank") and, to date, has pledged 450,000 of the shares of the Company's Common Stock owned by it to the Bank as security for the repayment of such funds. In the event of default on the loan, the Bank shall have the right to vote and/or dispose of such shares.

            (e) Not applicable.

Item 6. Contracts, Arrangements, Understanding or Relationship with Respect to Securities of the Issuer.

       See the response set forth in Item 5(d) for information relating to division of profits.

Item 7. Material to be filed as Exhibits.
       None

                                                               Page 9 of 9 pages


Signature

            After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Dated:      March 30, 1995


                                   s/Irwin M. Rosenthal
                                   -------------------------------------------
                                   Irwin M. Rosenthal